Exhibit 10.2

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (the “Agreement”) is entered into by and between Michael A. Alrutz (the “Executive”) and Trimeris, Inc. (the “Company”). Collectively, the Executive and the Company are hereinafter referred to as the “Parties.”

WHEREAS, the Executive has most recently been employed by the Company as its General Counsel pursuant to an employment agreement dated January 24, 2008, as amended to date (the “Employment Agreement”);

WHEREAS, the Executive has ceased to be General Counsel as of November 18, 2010; and

WHEREAS, the Executive must sign and return this Agreement by December 22, 2010 and the Supplemental Release of Claims (the “Supplemental Release”), attached hereto as Exhibit A, no earlier than close of business on the Termination Date (as defined below) and no later than three business days thereafter.

NOW THEREFORE, in consideration of the promises contained herein, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Company and the Executive agree as follows:

1. Termination and Notice Period. The Executive’s effective date of termination from the Company is January 17, 2011 or such earlier date as the Company and the Executive mutually agree is the last day of employment (the “Termination Date”). The period of time between the date the Executive receives this Agreement and the Termination Date is defined as the Notice Period. Pursuant to Section 5(a)(i) of the Employment Agreement, the Company is placing the Executive on administrative leave for the duration of the Notice Period, during which period the Executive will not have access to the Company’s electronic communications system, including, but not limited to, the Company’s voicemail and email systems, and the Executive is prohibited from conducting business on behalf of the Company unless otherwise authorized to do so by the Company’s Chief Executive Officer. Notwithstanding the foregoing, the Executive agrees to be available by phone to assist the Company in transitioning his duties and perform other tasks as requested by the Company during the Notice Period. During the Notice Period, the Company will continue to pay the Executive his base salary, less all applicable taxes and withholdings, make its matching contribution to the Company’s 401(k) plan for 2010, and provide other customary benefits, as well as any customary monthly charges incurred for the Executive’s cellular phone during this period. Executive will receive his final regular pay check, together with any accrued and unused vacation pay, as well as reimbursement for any substantiated but unreimbursed business expenses, on the Termination Date.

2. Description of Severance Benefits. Pursuant to Sections 6(d)(i), 6(d)(ii) and 6(e) of the Employment Agreement, and in return for the Executive’s timely execution and return of this Agreement and the Supplemental Release, and his compliance with the terms of both agreements, the Company agrees to provide the Executive with the following severance benefits:

(a) The Company will pay the Executive $180,264.00, less applicable taxes and withholdings, which is an amount equivalent to 12 months of his current base salary rate (the “severance pay”). This severance pay shall be paid in one lump-sum payment in accordance with the Company’s normal payroll practices on the 60th day following the Termination Date.

(b) The Executive shall be entitled to continue to be covered by the Company’s group medical and dental plans, if such plans then exist, or any subsequent individual medical and dental insurance policy obtained by and covering the Executive, and the Company will pay the premiums for such coverage in an amount equal to the amount that it pays (or formerly paid, if that plan is discontinued) on behalf of other employees who receive the same type of coverage until the earlier of the first anniversary of the Termination Date or the date he becomes covered under a subsequent employer’s medical or dental plan (as applicable), but with the amount payable during this period not to exceed $25,000. Nothing in this Agreement requires the Company to maintain or provide any medical or dental coverage.

3. Release of Claims. In partial consideration for the severance benefits, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive on behalf of himself and his successors, assigns, and agents hereby fully, forever, irrevocably and unconditionally releases, remises and forever discharges the Company and its predecessors, successors, affiliates, subsidiaries, parent companies, and assigns, and all of its and their respective past and present agents, directors, officers, partners, members, donors, plan administrators, fiduciaries, insurers, attorneys and employees (collectively “Releasees”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), whether known or unknown, of every kind and nature that the Executive has ever had or now has against any or all of the Releasees, including, but not limited to, any and all claims arising out of or relating to the Executive’s employment with the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Genetic Information and Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Employee Retirement Income Security Act of 1974 (“ERISA”), 19 U.S.C. § 1001 et seq., the North Carolina Equal Employment Practices Act, N.C. Gen. Stat. § 143-422.1 et seq., the North Carolina Persons with Disabilities Protection Act, N.C. Gen. Stat. § 168A-1 et seq., the North Carolina Retaliatory Employment Discrimination Act, N.C. Gen. Stat. § 95-240 et seq., the North Carolina Hazardous Chemicals Right to Know Act, N.C. Gen. Stat. § 95-173 et seq., and N.C. Gen. Stat. § 95-151 (North Carolina prohibition against discrimination under the Occupational Safety and Health Act of North Carolina), all as amended; and all common law claims including, but not limited to, actions in tort, defamation, intentional infliction of emotional distress, fraud, misrepresentation, wrongful discharge and breach of contract, including, but not limited to, any claims arising from or related to the Employment Agreement and any predecessor employment agreements entered into between the Company and the Executive; and any claim or damage arising out of the Executive’s employment with the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from filing a charge with, cooperating with, or participating in any proceeding before the EEOC or a state fair employment practices agency (except that the Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding).

The Company agrees that the Executive is not releasing any claims or rights that he may have for indemnification under state or other law or the charter or by-laws of the Company, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was an officer of the Company; provided, however, that (i) the Company’s execution of this Release is not a concession or acknowledgment that the Executive has any such rights to indemnification, (ii) this Release does not create for the Executive any additional rights to indemnification, and (iii) the Company retains any and all defenses it may have to such indemnification or coverage.

4. Continuing Obligations. The Executive acknowledges and reaffirms his obligation to keep confidential and not to disclose any and all non-public information concerning the Company that he acquired during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects and financial condition, as is stated more fully in Section 7 of the Employment Agreement, which section remains in full force and effect. The Executive also acknowledges and reaffirms his other obligations under Section 7 of the Employment Agreement, including, but not limited to, his noncompetition and nonsolicitation obligations.

5. Return of Company Property. The Executive confirms that by January 17, 2011 he will have returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, pagers, etc.), Company identification, Company confidential and proprietary information, Company vehicles and any other Company-owned property in his possession or control and will have left intact all electronic Company documents, including, but not limited to, those which he developed or helped to develop during his employment. The Executive further confirms that by January 17, 2011 he will have cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone, wireless handheld device and/or pager accounts and computer accounts. Executive may retain his wireless handheld device subject to his removing and not retaining copies of any

Company confidential and proprietary information on such device. The Company will pay any early termination fees related to transfer of the Executive’s wireless handheld device account from the Company’s name to the Executive’s name as a part of the Executive’s final expense report.

6. Confidentiality. To the extent permitted by law, the Executive and the Company understand and agree that the negotiations and discussions resulting in this Agreement and the Supplemental Release shall be maintained as confidential by the Executive and his agents, representatives and immediate family members and by the Company, its Board members, and its officers and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company and the Executive.

7. Non-Disparagement. The Executive understands and agrees that he will not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, industry group, financial institution or current or former employee, partner, donor, consultant, client, or customer of the Company, regarding the Company or any of the other Releasees or about the Company’s business affairs and financial condition; provided, however, that nothing herein prevents him from making truthful disclosures to any governmental entities where required by applicable law. The Company agrees that the members of the Board and the officers of the Company will not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, regarding the Executive’s service with the Company; provided, however, that nothing herein prevents them from making truthful disclosures to any governmental entities where required by applicable law.

8. Nature of Agreement. The Executive understands and agrees that this Agreement and the Supplemental Release are a settlement agreement and do not constitute an admission of liability or wrongdoing on the part of the Company.

9. Acknowledgements. The Executive acknowledges that he has been given at least seven days to consider this Agreement and that the Company has advised him to consult with an attorney of his own choosing prior to signing this Agreement.

10. Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement or the Supplemental Release, and that he fully understands the meaning and intent of this Agreement and the Supplemental Release. The Executive states and represents that he has had an opportunity to discuss fully and review the terms of this Agreement and the Supplemental Release with an attorney. The Executive further states and represents that he has carefully read this Agreement and the Supplemental Release, understands the contents herein and therein, freely and voluntarily assents to all of the terms and conditions hereof and thereof, and signs his name of his own free act.

11. Validity. Should any provision of this Agreement or the Supplemental Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Supplemental Release, as applicable. Notwithstanding the foregoing, if the Executive’s release and waiver pursuant to Section 3 of this Agreement or the Supplemental Release is found to be unenforceable, the Executive agrees that he will either sign a valid release and waiver of claims in favor of the Releasees, as drafted by the Company, or promptly return the severance benefits he received.

12. Governing Law. This Agreement and the Supplemental Release shall be interpreted and construed by the laws of the State of North Carolina, without regard to conflict of laws provisions.

13. Amendment and Waiver. This Agreement and the Supplemental Release shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement and the Supplemental Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this Agreement or the Supplemental Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

14. Cooperation. The Executive agrees to cooperate fully with the Company in the defense, prosecution and/or investigation of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company counsel to prepare for discovery and any administrative hearing, mediation, arbitration, trial or other proceeding, and to act as a witness when requested by the Company at reasonable times and locations designated by the Company. The Company will pay or reimburse any reasonable expenses (other than attorneys’ fees) incurred and substantiated in connection with such cooperation, subject to a requirement that the Executive submit adequate substantiation for such expenses within 60 days after they are incurred; the Company will pay or reimburse within 30 days after receipt of such substantiation. The Company and the Executive agree that the Company will compensate the Executive for any time spent on such cooperation after the Termination Date, at an hourly rate to be mutually agreed by the parties.

15. Tax Provision. In connection with the consideration provided to the Executive pursuant to this Agreement and the Supplemental Release, the Company will withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such consideration under applicable law. The Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the consideration set forth above.

16. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

17. Entire Agreement. This Agreement and the Supplemental Release contain and constitute the complete agreement between the Parties hereto with respect to the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements and commitments in connection therewith, including, but not limited to, the Employment Agreement; provided, however, that Sections 7, 11 and 13 will survive the termination of the Employment Agreement.

IN WITNESS HEREOF, the Parties have executed this Agreement as of the dates indicated below.

Dated:	12/22/10	/s/ Michael A. Alrutz
Michael A. Alrutz

TRIMERIS, INC.

Dated:	12/22/10	/s/ Martin Mattingly
		By:	Martin Mattingly
		Title:	Chief Executive Officer

EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

In further consideration of the severance benefits described in the Settlement Agreement and Release of Claims to which this Supplemental Release of Claims is attached, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive on behalf of himself and his successors, assigns, and agents hereby fully, forever, irrevocably and unconditionally releases, remises and forever discharges the Company and its predecessors, successors, affiliates, subsidiaries, parent companies, and assigns, and all of its and their respective past and present agents, directors, officers, partners, members, donors, plan administrators, fiduciaries, insurers, attorneys and employees (collectively “Releasees”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), whether known or unknown, of every kind and nature that the Executive has ever had or now has against any or all of the Releasees, including, but not limited to, any and all claims arising out of or relating to the Executive’s employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Genetic Information and Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Employee Retirement Income Security Act of 1974 (“ERISA”), 19 U.S.C. § 1001 et seq., the North Carolina Equal Employment Practices Act, N.C. Gen. Stat. § 143-422.1 et seq., the North Carolina Persons with Disabilities Protection Act, N.C. Gen. Stat. § 168A-1 et seq., the North Carolina Retaliatory Employment Discrimination Act, N.C. Gen. Stat. § 95-240 et seq., the North Carolina Hazardous Chemicals Right to Know Act, N.C. Gen. Stat. § 95-173 et seq., and N.C. Gen. Stat. § 95-151 (North Carolina prohibition against discrimination under the Occupational Safety and Health Act of North Carolina), all as amended; and all common law claims including, but not limited to, actions in tort, defamation, intentional infliction of emotional distress, fraud, misrepresentation, wrongful discharge and breach of contract, including, but not limited to, any claims arising from or related to the Employment Agreement and any predecessor employment agreements entered into between the Company and the Executive; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from filing a charge with, cooperating with, or participating in any proceeding before the EEOC or a state fair employment practices agency (except that the Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding).

The Company agrees that the Executive is not releasing any claims or rights that he may have for indemnification under state or other law or the charter or by-laws of the Company, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was an officer of the Company; provided, however, that (i) the Company’s execution of this Release is not a concession or acknowledgment that the Executive has any such rights to indemnification, (ii) this Release does not create for the Executive any additional rights to indemnification, and (iii) the Company retains any and all defenses it may have to such indemnification or coverage.

The Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. The Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company and that no other compensation, including wages, bonuses, severance and accrued unused vacation, is owed to him, except as specified in Section 2 of the Settlement Agreement and Release of Claims.

The Executive acknowledges that he has been given at least seven days to consider this Supplemental Release and that the Company advised him to consult with an attorney of his own choosing prior to signing this Supplemental Release.

I hereby provide this release of claims as of the current date and acknowledge that the execution of this Supplemental Release is in further consideration of the severance benefits set forth in Section 2 of the Settlement Agreement and Release of Claims, to which I acknowledge I would not be entitled if I did not sign this Supplemental Release.

Michael A. Alrutz	Date

To be signed and returned no later than three business days following the Termination Date; provided, however, that it may not be signed before close of business on the Termination Date (as defined in the Settlement Agreement and Release of Claims).